As filed with the Securities and Exchange Commission on June 19, 2009
Registration No. 333-159913

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1245881 (I.R.S. Employer Identification No.)
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600 Fifth Avenue, 23rd Floor
New York, NY  10020
(212) 489-2100
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
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Richard L. Taney
Chief Executive Officer
Delcath Systems, Inc.
600 Fifth Avenue, 23rd Floor
New York, NY  10020
(212) 489-2100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

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Copies to:
Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004 (212) 837-6000

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Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment number 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on June 19, 2009.

DELCATH SYSTEMS, INC.

By:	/s/ Richard L. Taney
Richard L. Taney
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Richard L. Taney	Chief Executive Officer and Director	June 19, 2009
Richard L. Taney	(principal executive officer)
*	Controller	June 19, 2009
Barbra Keck	(principal financial and accounting officer)
*	Chairman of the Board	June 19, 2009
Harold S. Koplewicz, M.D.
*	Director	June 19, 2009
Laura Philips, Ph.D.
*	Director	June 19, 2009
Eamonn Hobbs
*	Director	June 19, 2009
Robert Ladd
*	Director	June 19, 2009
Pamela Contag
*	Director	June 19, 2009
Roger Stoll

*By Power of Attorney:
/s/ Richard L. Taney
Richard L. Taney, Attorney-in-fact

EXHIBIT INDEX
Exhibit Number	Description of the Document
4.1

Amended and Restated Certificate of Incorporation of Delcath Systems, Inc., as amended to June 30, 2005 (incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed June 5, 2006 (Commission File No. 001-16133).

4.2	Amended and Restated By-Laws of Delcath Systems, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Company’s Registration Statement on Form SB-2 (Registration No. 333-39470)).
4.3

Rights Agreement, dated October 30, 2001, by and between Delcath Systems, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.7 to the Company’s Form 8-A filed November 14, 2001 (Commission File No. 001-16133)).

4.4**	Form of Indenture.
5.1*	Opinion of Hughes Hubbard & Reed LLP as to the legality of the securities being registered.
23.1*	Consent of CCR LLP
23.2*	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
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*    Previously filed.
**  Filed herewith.